CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 5, 2012

HPEV, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

27420 Breakers Drive.

Wesley Chapel, FL 33544

(Address of principal executive offices, including zip code)

(813) 929-1877
(Registrant’s telephone number, including area code)

Z-3 Enterprises, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 5, 2012, the board of directors (the “Board”) of HPEV, Inc. (formally known as Z3 Enterprises, Inc., the “Company”) reorganized the management structure of the Company as follows:

(i)	Appointed Tim Hassett to serve as the Company’s Chief Executive Officer.

(ii)	Removed Quentin Ponder from the roles of Chief Executive Officer and President, and appointed Mr. Ponder to serve as the Company’s Chief Financial Officer.

(iii)	Appointed Ted Banzhaf to serve as the Company’s President.

(iv)	Appointed Judson Bibb to serve as Vice President of the Company.

The officers’ biographies are provided below.

Tim Hassett, 50, has been Chairman of the Company’s wholly owned subsidiary HPEV, Inc. since its inception. He began his career as a marketing and business manager, for Rockwell Automation’s Motor Special Products division from1990 to 1995 where he launched new product platforms as well as developed and implemented global distribution initiatives and channels. From January1996 to March 2000, he worked at General Electric initially as a General Manager of Distribution Services in the Industrial Systems Division. His success led to an assignment to turn around the Electric Motors unit in the Industrial Systems Division. He restructured the unit, consolidated product lines and grew the business significantly. From March 2000 to August 2003, he served as President of Hawk Motors and Rotors, a division of Hawk Corporation, where he restructured the company, eliminated losses and significantly increased market share. From August 2003 to October 2005, he served as Vice President and General Manager of Wavecrest Laboratories, a propulsion systems and controls start-up. At Wavecrest, Mr. Hassett led the development and launch of four new product platforms. From June 2006 to October 2010, he served as president and managing director of LEMO USA, a Swiss-based connector company, where he restructured the company, kept operating costs in check, improved operating margins and significantly increased the size of the business. From December 2010 to October 2011, he served as President of Cavometrix, a connector company serving the medical, energy and alternative energy industries. Mr. Hassett earned a BS in Mechanical Engineering at Cleveland State and another BS in Physics at Youngstown State. He was one of the co-founders of HPEV, Inc and was awarded several patents or patents-pending which the Company will rely on to implement its business model. Plus, he has extensive experience and professional contacts in the electric motor industry. Electric motors will be a significant component of the HPEV hybrid conversion system and the Company’s thermal technology applications.

The Company has a consulting agreement with Mr. Hassett pursuant to which he receives $10,000 per month.

Ted Banzhaf, 47, has more than twenty years’ experience working with growing public and private companies in all facets of finance, growth strategies and management.  Most recently, from April 2009, Mr. Banzhaf served as President of Applied BioFuels Corporation, a privately held developer of biofuel production facilities.  Mr. Banzhaf served as President and CEO of SpatiaLight Technologies, Inc., a wholly owned subsidiary of SpatiaLight Inc. (NASDAQ: HDTV) from 2003-2007, and prior to his work at SpatiaLight, Mr. Banzhaf worked in capital markets primarily in institutional equities for a number of firms including Raymond James & Associates and C.E. Unterberg Towbin.  Mr. Banzhaf also ran a philanthropic organization to raise money for breast cancer charities from 2007-2009.  Mr. Banzhaf received his MBA from Southern Methodist University in 1991 and his Bachelor of Arts from Miami University in 1988.

Mr. Banzhaf will receive salary commensurate with his position when the Company has improved its financial situation. Currently, Mr. Banzhaf’s compensation is one dollar per month. When the Company has improved its financial situation, as determined by the Company having brought in $3.5 million in investment (“Funding Date”), Mr. Banzhaf’s salary will be raised to $20,000 per month.

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Subsequent to the Funding Date Mr. Banzhaf will also be eligible for quarterly bonuses of both stock and cash. The targets for each of the quarterly bonuses are $25,000 and an option to purchase 25,000 shares of the Company’s common stock per quarter. The quarterly bonuses will be awarded based on an evaluation of Mr. Banzhaf’s performance by the Board and the amount of such bonuses will be determined at the Board’s discretion. Each award will be granted by the Board on the last trading day of the quarter in which such bonus is earned, and the options will have an exercise price equal to the closing price of the Company’s common stock on such date.

In addition, Mr. Banzhaf is eligible to receive options to purchase the Company’s common stock based on the Company’s stock price performance (“Share Performance Bonus Option”). Specifically, Mr. Banzhaf is eligible to receive up to five options to purchase one million shares each at certain stock price milestones achieved while Mr. Banzhaf serves the Company as President and one year following a termination of Mr. Banzhaf without cause. The milestone stock prices are as follows: $2.00, $3.00, $5.00, $7.50 and $10.00. A milestone stock price will be achieved when the stock trades at the milestone price for 20 consecutive trading days. Exercise prices of these options will be equal to the closing price of the Company’s stock on the date of grant. All Share Performance Bonus Options will be deemed earned in the event of, and immediately prior to the closing of, a change of control transaction which closes while Mr. Banzhaf is employed by the Company as President or within one year after a termination without cause.

The Company has agreed to reimburse Mr. Banzhaf’s up to $10,000 in expenses related to Mr. Banzhaf’s relocation to California.

In the event Mr. Banzhaf is terminated without cause in the first year of employment he will receive a severance payment equal to six months of his current salary. In the event Mr. Banzhaf is terminated without cause subsequent to the first year of his employment, he will receive severance pay equal to one month’s salary for each three month period of employment. The severance payment to Mr. Banzhaf in this instance will not be less than six months’ salary and will not be more than 12 months’ salary.

Quentin Ponder, 82, is a seasoned executive with over 40 years of management experience. Mr. Ponder served as Chief Executive Officer and President of the Company from October 2011 to April 5, 2012. From January 1958 to October 1962, he served as a general partner in a manufacturing start-up which was successfully sold. From November 1962 to July 1967, he served as Senior Manufacturing Engineer at General Electric where he worked in the development of a flow manufacturing system. From July 1980 to June 1985, he worked for Franklin Electric as President where he restructured the company which became a global leader in submersible motors for water wells. From July 1985 to March 1990, he worked for Baldor Electric as President where he restructured the Company which became one of the largest electric motor companies in the United States. From April 1990 to May 1997, Mr. Ponder worked for Lincoln Electric as a consultant to assist with the successful sale of the business. From May 1990 to the present, Mr. Ponder has worked as an independent management consultant. Mr. Ponder earned a Ph.D. from Columbia University in general management, accounting, and economics.

The Company has a consulting agreement with Summit Management Consulting, Inc. to furnish the services of Quentin Ponder for a consulting fee of $7,500 per month.

Judson W. Bibb, 55, has been the sole director of the Company since inception and was appointed Secretary on November 11, 2011. Since 1983, Mr. Bibb has been a self-employed freelance multi-media producer. His services include: producer, writer, director, cinematographer, videographer, still photographer, audio and video editor, voiceover talent, marketer, ad designer and Internet search engine optimizer. He graduated Cum Laude from the University of South Florida in 1980 with a B.A. Degree in Mass Communications-Film. Mr. Bibb was selected to serve as a director of the Company because of the continuity he provides with Z3 Enterprises’ original mission and his broad-ranging background that transcends a number of disciplines and, consequently, enables him to draw from a wide variety of resources. His background includes experience in marketing and public relations for a clientele that encompassed Fortune 500 corporations, national and international networks as well as a very diverse range of companies throughout North America, Latin America and the Caribbean. His relevant business experience in automotive, trucking, electronics, retail, direct response and the Internet enhance the company’s efforts as it moves in a new direction.

In addition to Mr. Bibb’s role as Vice President, Mr. Bibb will continue to serve as the Company’s Secretary. The Company has not yet established a compensation plan for Mr. Bibb.

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On April 6, 2012, the Board increased the numbers of directors of the Company from one to three and filled the vacancies with the following individuals who were appointed to serve as directors of the Company, in the capacity and with the officer titles indicated beside each individual’s name, to serve in accordance with the Bylaws until their successors have been elected and qualified or until his earlier resignation or removal:

Tim Hassett Chairman of the Board

Quentin Ponder Vice Chairman of the Board

Mr. Hassett was selected by the Board to serve as a director due to his knowledge of the patents assigned to the Company, his extensive experience in the motor and vehicle industries as well as due to his role as founder and Chief Executive of the Company’s operating subsidiary.

Mr. Ponder was selected by the Board to serve as a director due to his financial expertise and many years of management experience in the motor industry.

Judson Bibb will remain in his position as a Director of the Company.

The Company has not yet established a compensation plan for its directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2012, the Board determined that the Company’s Bylaws were not consistent with standard provisions of typical bylaws of public companies.

As a result, on April 5, 2012, the Board approved amendments to the Bylaws of the Company, effective immediately, described below.

(i)	Eliminated provisions (Art. I, Sections 1, 2 and 3) describing the principal executive office and registered office and replaced them with a description of the Company’s registered office in Henderson, NV and designated power to maintain offices in place or places as the Board determines.

(ii)	Eliminated language contained in Art. II, Section 16 which restricted the authority of committees of the Board.

(iii)	Revised language contained in Article IV, Section 1, to broaden the Board’s authority to appoint officers with such titles and duties as the Board determines.

(iv)	Deleted language contained in Art. IV, Section 4 that required the Board to accept letters of resignation in order for the letters to be effective.

(v)	Deleted language contained in Art. 7 in order to eliminate the supermajority shareholder approval requirement for Bylaw amendments changing the number of directors or changing the Board from a fixed number to a flexible Board or vice versa. In addition, the amendment eliminated language prohibiting amendments that limit or abridge the rights of any shareholder to inspect the Company’s records. The revised language in Art. 7 now allows the Bylaws to be altered, amended or repealed either by approval of the majority of the outstanding shares entitled to vote or by the approval of the Board.

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On April 6, 2012, the Board approved additional amendments to the Bylaws of the Company, effective immediately, described below.

(i)	Revised language contained in Art. III, Section 2 to allow the Board to set the number of directors serving on the Board, and deleted the provision requiring shareholders to set the number of directors serving on the Board.

(ii)	Revised language contained in Art. III, Section 5 to allow the Board to fill vacancies occurring on the Board, and deleted the provisions requiring shareholders to fill such vacancies.

The text of amendments to the Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 5, 2012, the Company amended its Articles of Incorporation as follows:

(i)	Changed the Company’s name to “HPEV, Inc.”

(ii)	Increased the Company’s number of authorized shares of common stock from 95,000,000 to 100,000,000.

(iii)	Increased the Company’s number of authorized shares of preferred stock from 10,000,000 to 15,000,000.

(iv)	Authorized “blank check” preferred stock, which may be issued in one or more classes or series, with such rights, preferences, privileges and restrictions as will be fixed by our board of directors.

The above amendments to the Articles were approved by the Board on February 15, 2012. On or around March 7, 2012 a consent solicitation on Schedule 14A was filed with the SEC and distributed to all of the Company’s shareholders. On March 28, 2012, 65% of the shareholders had approved the amendments by written consent.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 3.1	Bylaw Amendments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2012	Z3 Enterprises, Inc.
(Registrant)

	By:	/s/ Quentin Ponder
Quentin Ponder, Chief Financial Officer

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